Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration No. 333-155707) of our report dated March 28, 2008 relating to the financial statements and financial statement schedules, which appears in Protective Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

January 14, 2009